UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 29, 2016

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
State of Incorporation	Commission File Number	IRS Employer Identification No.

501 South Cherry St., Ste. 1000

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On October 4, 2016, Enservco Corporation (the “Company”) entered into a Joinder and Eighth Amendment (the “Amendment”) with respect to the Company’s existing Amended and Restated Revolving Credit and Security Agreement (the “2014 Credit Agreement”), dated as of September 12, 2014, by and among the Company and PNC Bank, National Association (“PNC”).

The Amendment, among other things, joined the Company’s wholly owned subsidiary Heat Waves Water Management LLC to the 2014 Credit Agreement, as amended, and modified certain financial covenants.

In connection with the Amendment, the Company paid PNC an amendment fee in the amount of $25,000.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the annual stockholders’ meeting held on September 29, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 29, 2016, the Company held its annual meeting of stockholders (the “Meeting”). At the Meeting, five proposals were submitted to the stockholders for approval as set forth in the 2016 Proxy Statement. As of the record date, August 12, 2016, a total of 38,130,160 shares of Company common stock were outstanding and entitled to vote. In total, 35,661,024 shares of Company common stock were represented at the meeting, which represented approximately 93.52 % of the shares outstanding and entitled to vote as of the record date.

At the Meeting, the stockholders approved all of the proposals submitted. The votes on the proposals were cast as set forth below:

1.     Proposal No. 1 – Election of directors. The stockholders elected the entire slate of directors presented to the stockholders.

Name	Votes For	Withheld Authority To Vote	Broker Non-Votes
Keith J. Behrens	25,889,742	2,493,761	7,277,521
Robert S. Herlin	25,887,152	2,496,351	7,277,521
William A. Jolly	25,866,524	2,516,979	7,277,521
Rick D. Kasch	27,620,414	763,089	7,277,521
Richard A. Murphy	27,619,186	764,317	7,277,521
Steven P. Oppenheim	25,883,964	2,499,539	7,277,521

2.     Proposal No. 2 – Approval of the Company’s 2016 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
21,372,622	6,982,547	28,334	7,277,521

3.     Proposal No. 3 – Ratification and approval of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Vote
35,293,563	343,786	23,675	0

4.     Proposal No. 4 – Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
23,817,904	4,035,368	530,231	7,277,521

5.     Proposal No. 5 – Advisory vote on frequency of advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
12,534,006	627,885	15,189,958	31,654	7,277,521

Item 8.01 Other Events.

After the Meeting, the Board held its annual meeting. The Board determined that, consistent with the actions and recommendations of the stockholders (i) EKS&H, LLLP will serve as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016 and (ii) the frequency of advisory votes on executive compensation will be every three years.

The Board also reviewed and approved the Audit Committee Charter, determined that it complies with the rules that apply to the Company, and appointed certain independent directors—being Messrs. Herlin, Jolly, and Oppenheim—to the Audit Committee, with Mr. Oppenheim the chairman.

The Board also re-elected the following executive officers of the Company:

■	Rick D. Kasch – Chairman of the Board of Directors, President, Chief Executive Officer, and Principal Executive Officer

■	Robert J. Devers – Chief Financial Officer, Principal Financial Officer, Treasurer, and Secretary

■	Austin Peitz – Senior Vice President of Field Operations

In considering the election of officers, the Board determined that the offices of Corporate Controller, Secretary, and Assistant Secretary are not “executive officers” of the Company as that term is used in Item 401(b) of SEC Regulation S-K, and are not “officers” as that term is defined in SEC Rule 16a-1(f) in that they do not have policy-making functions and, consequently, are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits:

	10.1	Eighth Amendment to the Amended and Restated Revolving Credit and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 5, 2016.

Enservco Corporation

By:	/s/ Rick D. Kasch
Rick D. Kasch, Chief Executive Officer

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